Page 9 of 10

                             EXHIBIT 2

               DIRECTORS AND EXECUTIVE OFFICERS
                             OF
                    AGC LIFE INSURANCE COMPANY

The following information is provided with regard to the directors and executive officers of AGC Life Insurance Company ("AGC Life"), a life insurance company. The business address for each of the directors and executive officers of AGC Life is American General Center, Nashville, Tennessee 37250, unless otherwise indicated.


                                          Present Principal
   Name and Business Address              Occupation or Employment

                           DIRECTORS

Kent E. Barrett                Senior Vice President, Controller and
                               Treasurer, AGC Life.

James S. D'Agostino, Jr.       Chairman and Chief Executive Officer, AGC Life.

Robert M. Devlin               President, American General
American General Corporation   Corporation.
2929 Allen Parkway
Houston, Texas 77019

Marcus C. Gibbs                Senior Vice President - Customer Service,
                               AGC Life.

Harold S. Hook                 Chairman and Chief Executive
American General Corporation   Officer, American General
2929 Allen Parkway             Corporation.
Houston, Texas 77019

Joe Kelley                     President, AGC Life.

Leo Lebos, Jr.                 Senior Vice President and Chief Actuary,
                               AGC Life.

Jon P. Newton                  Vice Chairman and General Counsel
American General Corporation   American General Corporation.
2929 Allen Parkway
Houston, Texas 77019

Donald J. Tasser               Senior Vice President and Chief Marketing
                               Officer, AGC Life.




                                                       Page 10 of 10

                                         Present Principal
   Name and Business Address             Occupation or Employment

                    DIRECTORS (continued)


Peter V. Tuters                Senior Vice President and Chief
American General Corporation   Investment Officer, American
2929 Allen Parkway             General Corporation.
Houston, Texas 77019

                   EXECUTIVE OFFICERS
(In addition to those Executive Officers who are also Directors)


Michael J. Buckley             Senior Vice President - Marketing,
                               AGC Life.

Rex H. Roberts                 Associate General Counsel and Secretary,
                               AGC Life.